Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Third Quarter 2018 Results

TYSONS, VA (November 1, 2018) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the third quarter ended September 30, 2018. Highlights include:

Third Quarter 2018 Highlights

•	Comparable RevPAR was $175.38, an increase of 2.6% from the same period in 2017;
•	Comparable RevPAR increased 3.2% from the same period in 2017 excluding disruption from weather-related events and the labor strike in Chicago;
•	Net income was $55 million and net income attributable to stockholders was $52 million;
•	Adjusted EBITDA was $168 million;
•	Adjusted FFO attributable to stockholders was $132 million;
•	Diluted earnings per share was $0.26;
•	Diluted Adjusted FFO per share was $0.65; and
•	Comparable Hotel Adjusted EBITDA margin was 27.7%, an increase of 10 bps from the same period in 2017.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I am extremely pleased to announce another solid quarter, with RevPAR increasing 2.6%, or 3.2% if you exclude the impact of weather related events and the labor strike in Chicago. We continue to make meaningful progress on our internal growth initiatives, with comparable hotel adjusted EBITDA margins improving 10 basis points during the quarter and 60 basis points year-to-date. Looking ahead, we remain optimistic on the fundamentals of our business, as both transient demand and group pace continue to accelerate. Group pace for 2018 is up almost 5%, and 2019 pace is up nearly 12%, further supporting our continued success and confident outlook.”

Selected Statistical and Financial Information
(unaudited, amounts in millions, except per share data, Comparable RevPAR and Comparable ADR)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	Change(1)		2018	2017	Change(1)
Comparable RevPAR	$175.38	$170.96	2.6%		$175.54	$170.91	2.7%
Comparable Occupancy	83.8%	83.6%	0.2	% pts	82.8%	82.4%	0.4	% pts
Comparable ADR	$209.19	$204.45	2.3%		$211.91	$207.36	2.2%

Net income(2)	$55	$105	(47.6)%		$422	$2,570	NM(3)
Net income attributable to stockholders(2)	$52	$103	(49.5)%		$418	$2,565	NM(3)

Adjusted EBITDA	$168	$183	(8.2)%		$570	$577	(1.2)%
Comparable Hotel Adjusted EBITDA	$166	$162	2.1%		$540	$514	5.1%
Comparable Hotel Adjusted EBITDA margin	27.7%	27.6%	10	bps	29.0%	28.4%	60	bps
Adjusted FFO attributable to stockholders	$132	$141	(6.4)%		$456	$452	0.9%

Earnings per share - Diluted(1)(2)	$0.26	$0.48	(45.8)%		$2.04	$11.94	(82.9)%
Adjusted FFO per share - Diluted(1)	$0.65	$0.66	(1.5)%		$2.23	$2.11	5.7%
Weighted average shares outstanding - Diluted	201	215	(14)		205	214	(9)

(1)	Amounts are calculated based on unrounded numbers.
(2)

The three and nine months ended September 30, 2017 includes an income tax benefit from the derecognition of deferred tax liabilities of $48 million and $2,360 million, respectively, associated with Park’s intent to elect REIT status.

(3)	Percentage change is not meaningful.

Top 10 Hotels

RevPAR at Park’s Top 10 Hotels, which account for approximately 65% of third quarter Hotel Adjusted EBITDA, increased 1.7% during the quarter and 3.1% year-to-date, primarily due to an increase in rate, as compared to the same periods in 2017. Highlights within the Top 10 Hotels include:

•

Hilton San Francisco Union Square / Parc 55 San Francisco – a Hilton Hotel: Combined RevPAR increased 5.8% for the quarter and 6.1% year-to-date from increases in group business of 11% for the quarter and 13% year-to-date coupled with an increase in contract business. Hotel Adjusted EBITDA margins for the two hotels collectively improved approximately 160 basis points during the quarter and 190 basis points year-to-date;

•

Hilton Chicago: Despite the labor strike in September, RevPAR increased 8.6% during the quarter and 6.3% year-to-date, from increases in both group and transient business.  Excluding the impact of the labor strike, RevPAR at the hotel would have increased 11.6% during the quarter;

•

Hilton Hawaiian Village Waikiki Beach Resort: RevPAR growth was 0.2% for the quarter, which was impacted by Hurricane Lane and other storms that caused a decline in occupancy that mostly offset the growth.  Year-to-date RevPAR increased 1.4% as a result of increased group business in the first half of the year;

•

Hilton New Orleans Riverside: RevPAR growth was 0.4% for the quarter and 2.1% year-to-date from an increase in contract business in the third quarter and an increase in transient business year-to-date.  Despite the relatively flat RevPAR growth during the quarter, Hotel Adjusted EBITDA margins increased 220 basis points;

•

New York Hilton Midtown: RevPAR decreased 0.3% for the quarter primarily due to a decline in group business from weak city-wide demand.  Despite the decrease in the quarter, RevPAR increased 1.5% year-to-date benefitting from an increase in group business during the second quarter;

•

Hilton Orlando Bonnet Creek / Waldorf Astoria Orlando: Combined RevPAR decreased 5.7% for the quarter and increased 0.4% year-to-date.  The decrease in the quarter resulted from a decline in occupancy as the hotels benefited from significant demand in September 2017 from those displaced by Hurricane Irma;

•

Casa Marina, A Waldorf Astoria Resort: RevPAR increased 7.2% during the quarter and 0.5% year-to-date.  The increase during the quarter is primarily attributed to the hotel being closed during a portion of September 2017 following Hurricane Irma; and

•

Hilton Waikoloa Village: RevPAR decreased by 9.2% for the quarter due to continued disruption caused by the eruption of the Kilauea volcano, Hurricane Lane and other storms.  RevPAR increased 3.0% year-to-date, benefitting from increases in both group and transient rates in the first half of the year.

Total Consolidated Comparable Hotels

Comparable RevPAR increased 2.6% for the quarter and 2.7% year-to-date primarily due to a 2.3% and 2.2% increase in rate, respectively, as compared to the same periods in 2017. For rooms revenue during the third quarter, transient increased 1.3%, group decreased 0.2% and contract increased 24.5% as compared to the same period in 2017. For rooms revenue year-to-date, transient decreased 0.7%, group increased 5.4% and contract increased 23.6% as compared to the same period in 2017.

The overall increase in comparable RevPAR for both the quarter and year-to-date was primarily a result of increases in group business at Park’s San Francisco hotels and the Hilton Chicago hotel, which also led to an increase in the transient rate. Additionally, Hilton Hawaiian Village Waikiki Beach Resort contributed to the overall RevPAR growth year-to-date as a result of increased group business, partially offset by the disruption from weather related events affecting Hawaii.

The overall increase in comparable RevPAR for both periods was partially offset by a decline in RevPAR at Park’s Orlando hotels attributable to a decrease in transient demand in the market during the third quarter, coupled with challenging year-over-year comparisons related to the significant increase in business in September 2017 from those displaced by Hurricane Irma.

Insurance Update

In September 2017, Hurricanes Irma and Maria caused damage and disruption at the Caribe Hilton in San Juan, Puerto Rico and Park’s two hotels in Key West, Florida. Park expects the Caribe Hilton to remain closed for the remainder of 2018 and the results of operations of that property are presented as non-comparable. Full year 2017 EBITDA at the Caribe Hilton, prior to the hurricanes, was projected to be $8 million.

Park expects that insurance proceeds, excluding any applicable insurance deductibles, will be sufficient to cover a significant portion of the property damage to the hotels and loss of business. To date, Park has received $110 million of insurance proceeds for both Key West hotels and the Caribe Hilton, including $65 million received in the third quarter related solely to the Caribe Hilton. These insurance proceeds to date include $15 million received for business interruption at the Caribe Hilton in 2018, which, when netted against fees and expenses, equates to approximately $5 million of Adjusted EBITDA recognized year-to-date for 2018.

Balance Sheet and Liquidity

Park had the following debt outstanding as of September 30, 2018:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of September 30, 2018
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
Capital lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		4.16%(1)		2,178

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.50%	December 2021(3)	—
Term loan	Unsecured	L + 1.45%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
Total Variable Rate Debt		3.74%(1)		780

Less: unamortized deferred financing costs and discount				(10)
Total Debt(4)		4.05%(1)		$2,948

(1)	Calculated on a weighted average basis.
(2)	$1 billion available.
(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.
(4)	Excludes $233 million of Park’s share of debt of its unconsolidated joint ventures.

Total cash and cash equivalents were $415 million as of September 30, 2018, including $16 million of restricted cash.

Capital Investments

Excluding the redevelopment of the Caribe Hilton, Park invested $30 million in the third quarter (and $108 million year-to-date) on capital improvements at its hotels, including $15 million on improvements made to guest rooms, meeting spaces and other guest-facing areas. Key projects for the quarter included:

•	Hilton Hawaiian Village Waikiki Beach Resort: $4 million primarily on exterior renovations;
•	Hilton Boston Logan Airport: $3 million primarily on phase one of guest room renovations;
•	Hilton Waikoloa Village: $3 million primarily on restaurant and pool renovations;
•	New York Hilton Midtown: $2 million primarily on phase four of guest room and premium suites renovations;
•	Hilton San Francisco Union Square: $2 million primarily on final phase of guest room renovations;
•	Hilton New Orleans Riverside: $2 million primarily on renovations to meeting rooms; and
•	Hilton Short Hills: $1 million primarily on renovations to add 10 new rooms to the property, new bathrooms and soft goods.

Dividends

Park declared a third quarter 2018 cash dividend of $0.43 per share to stockholders of record as of September 28, 2018. The third quarter 2018 dividend was paid on October 15, 2018.

Park plans to declare its fourth quarter dividend before the end of 2018 and currently expects such dividend to be in the range of $0.95 per share to $1.05 per share, subject to approval by its Board of Directors.  Approximately $0.65 per share to $0.75 per share of the expected dividend range represents the fourth quarter payment based on 2018 estimated results of operations. The remaining $0.30 per share of the expected dividend range is attributable to gains from the sale of Park’s assets during 2018.

Full Year 2018 Outlook

Park has narrowed its 2018 guidance that was previously provided on August 1, 2018. Park now expects the full year 2018 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts)

	2018 Outlook as of November 1, 2018				2018 Outlook as of August 1, 2018				Change at Midpoint
Metric	Low		High		Low		High
Comparable RevPAR Growth	2.4%		2.9%		2.0%		3.0%		0.15%

Net income	$476		$493		$465		$493		$5.5
Net income attributable to stockholders	$471		$489		$461		$486		$6.5
Diluted earnings per share(1)	$2.31		$2.39		$2.26		$2.38		$0.03

Adjusted EBITDA	$735		$755		$730		$760		$—
Comparable Hotel Adjusted EBITDA margin change	25	bps	55	bps	—	bps	60	bps	10	bps
Adjusted FFO per share - Diluted(1)	$2.86		$2.94		$2.84		$2.96		$—
			.

(1)	Per share amounts are calculated based on unrounded numbers.

Full year 2018 guidance is based in part on the following assumptions:

•	General and administrative expenses are projected to be $44 million, excluding $16 million of non-cash share-based compensation expense and $4 million of transition expense;
•	Fully diluted weighted average shares are expected to be 204.1 million;
•

Includes $8 million of Adjusted EBITDA from the Caribe Hilton representing a full year of operations, for which Park expects to be covered by business interruption insurance resulting from the hotel being closed for most of 2018 following the damage caused by Hurricane Maria; and

•	Excludes potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss third quarter 2018 results on

Friday, November 2, 2018 beginning at 11:00 a.m. Eastern Time.

Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally, and requesting Park Hotels & Resorts’ Third Quarter 2018 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated acquisitions and dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including NAREIT FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 54 premium-branded hotels and resorts with over 32,000 rooms, a majority of which are located in prime United States markets with high barriers to entry.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	September 30,	December 31,
	2018	2017
ASSETS
Property and equipment, net	$7,974	$8,311
Assets held for sale, net	—	37
Investments in affiliates	53	84
Goodwill	607	606
Intangibles, net	26	41
Cash and cash equivalents	399	364
Restricted cash	16	15
Accounts receivable, net	176	125
Prepaid expenses	62	48
Other assets	42	83
TOTAL ASSETS	$9,355	$9,714
LIABILITIES AND EQUITY
Liabilities
Debt	$2,948	$2,961
Accounts payable and accrued expenses	198	215
Due to hotel manager	116	141
Due to Hilton Grand Vacations	135	138
Deferred income tax liabilities	32	65
Other liabilities	198	232
Total liabilities	3,627	3,752
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 201,260,724 shares issued and 201,168,698 shares outstanding as of September 30, 2018 and 214,873,778 shares issued and 214,845,244 shares outstanding as of December 31, 2017	2	2
Additional paid-in capital	3,585	3,825
Retained earnings	2,196	2,229
Accumulated other comprehensive loss	(9)	(45)
Total stockholders' equity	5,774	6,011
Noncontrolling interests	(46)	(49)
Total equity	5,728	5,962
TOTAL LIABILITIES AND EQUITY	$9,355	$9,714

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Rooms	$429	$460	$1,298	$1,361
Food and beverage	144	160	532	552
Ancillary hotel	60	50	168	145
Other	19	18	53	47
Total revenues	652	688	2,051	2,105

Operating expenses
Rooms	113	119	337	350
Food and beverage	111	120	368	383
Other departmental and support	157	162	468	492
Other property-level	54	55	157	157
Management and franchise fees	32	34	104	107
Casualty (gain) loss and impairment loss, net	(1)	2	(1)	2
Depreciation and amortization	69	74	208	217
Corporate general and administrative	16	15	47	45
Other	19	18	54	46
Total expenses	570	599	1,742	1,799

Gain on sales of assets, net	2	—	98	—

Operating income	84	89	407	306

Interest income	2	1	4	2
Interest expense	(32)	(32)	(94)	(93)
Equity in earnings from investments in affiliates	4	6	16	18
Loss on foreign currency transactions	(1)	(1)	(4)	(4)
Other (loss) gain, net	(2)	(2)	106	(3)

Income before income taxes	55	61	435	226
Income tax benefit (expense)	—	44	(13)	2,344

Net income	55	105	422	2,570
Net income attributable to noncontrolling interests	(3)	(2)	(4)	(5)
Net income attributable to stockholders	$52	$103	$418	$2,565

Earnings per share:
Earnings per share - Basic	$0.26	$0.48	$2.04	$12.16
Earnings per share - Diluted	$0.26	$0.48	$2.04	$11.94

Weighted average shares outstanding - Basic	200	214	204	210
Weighted average shares outstanding - Diluted	201	215	205	214

Dividends declared per common share	$0.43	$0.43	$1.74	$1.29

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$55	$105	$422	$2,570
Depreciation and amortization expense	69	74	208	217
Interest income	(2)	(1)	(4)	$(2)
Interest expense	32	32	94	93
Income tax (benefit) expense	—	(44)	13	(2,344)
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	8	6	20	18
EBITDA	162	172	753	552
Gain on sales of assets, net	(2)	—	(98)	—
Loss (gain) on sale of investments in affiliates(1)	1	—	(107)	—
Loss on foreign currency transactions	1	1	4	4
Transition expense	1	3	3	5
Severance expense	1	—	2	—
Share-based compensation expense	4	3	12	10
Casualty (gain) loss and impairment loss, net	(1)	2	(1)	2
Other items	1	2	2	4
Adjusted EBITDA	$168	$183	$570	$577

(1)	Included in other (loss) gain, net.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

COMPARABLE HOTEL ADJUSTED EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Adjusted EBITDA	$168	$183	$570	$577
Less: Adjusted EBITDA from investments in affiliates	10	11	36	35
Less: All other(1)	(13)	(11)	(39)	(34)
Hotel Adjusted EBITDA	171	183	573	576
Less: Adjusted EBITDA from non-comparable hotels	5	21	33	62
Comparable Hotel Adjusted EBITDA	$166	$162	$540	$514
_______________________________________________________
(1) Includes other revenues and other expenses, non-income taxes on REIT leases included in other property-level expenses and corporate general and administrative expenses.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Total Revenues	$652	$688	$2,051	$2,105
Less: Other revenue	19	18	53	47
Less: Revenues from non-comparable hotels(1)	35	81	137	247
Comparable Hotel Revenue	$598	$589	$1,861	$1,811
_______________________________________________________
(1) Includes revenues from Park's non-comparable hotels and rental revenues from office space and antenna leases located at our hotels.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Comparable Hotel Revenues	$598	$589	$1,861	$1,811
Comparable Hotel Adjusted EBITDA	$166	$162	$540	$514
Comparable Hotel Adjusted EBITDA margin	27.7%	27.6%	29.0%	28.4%

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income attributable to stockholders	$52	$103	$418	$2,565
Depreciation and amortization expense	69	74	208	217
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(3)	(3)
Gain on sales of assets, net	(2)	—	(98)	—
Loss (gain) on sale of investments in affiliates(1)	1	—	(107)	—
Equity investment adjustments:
Equity in earnings from investments in affiliates	(4)	(6)	(16)	(18)
Pro rata FFO of investments in affiliates	8	8	28	26
NAREIT FFO attributable to stockholders	123	178	430	2,787
Loss on foreign currency transactions	1	1	4	4
Casualty (gain) loss, net	(1)	2	(1)	2
Transition expense	1	3	3	5
Severance expense	1	—	2	—
Share-based compensation expense	4	3	12	10
Other items(2)	3	(46)	6	(2,356)
Adjusted FFO attributable to stockholders	$132	$141	$456	$452

NAREIT FFO per share - Diluted(3)	$0.61	$0.83	$2.10	$13.00
Adjusted FFO per share - Diluted(3)	$0.65	$0.66	$2.23	$2.11
Weighted average shares outstanding - Diluted	201	215	205	214

(1)	Included in other (loss) gain, net.
(2)

The three and nine months ended September 30, 2017 includes an income tax benefit from the derecognition of deferred tax liabilities of $48 million and $2,360 million, respectively, associated with Park’s intent to elect REIT status.

(3)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2018 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income(1)(2)	$476	$493
Depreciation and amortization expense	280	280
Interest income	(6)	(6)
Interest expense	127	127
Income tax expense(1)	10	13
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	25	25
EBITDA(2)	912	932
Gain on sale of assets, net	(98)	(98)
Gain on sale of investments in affiliates	(107)	(107)
Loss on foreign currency transactions	4	4
Transition expense	4	4
Severance expense	3	3
Share-based compensation expense	16	16
Other items	1	1
Adjusted EBITDA	$735	$755

(1)

Excludes deferred tax expense related to a potential sale of ancillary hotel furniture, fixtures, and equipment that may be sold in a like-kind exchange transaction expected to be recognized in the fourth quarter of 2018 as a result of completing Park’s assessment for the effect of The Tax Cuts and Jobs Act of 2017 and built-in gain tax on assets sold.

(2)	Excludes gain on insurance proceeds in excess of losses incurred.
(3)

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2018 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income attributable to stockholders(1)(2)	$471	$489
Depreciation and amortization expense	280	280
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of assets, net	(98)	(98)
Gain on sale of investments in affiliates	(107)	(107)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(18)	(18)
Pro rata FFO of equity investments	33	33
NAREIT FFO attributable to stockholders(1)(2)	557	575
Loss on foreign currency transactions	4	4
Transition expense	4	4
Severance expense	3	3
Share-based compensation expense	16	16
Adjusted FFO attributable to stockholders	$584	$602
Adjusted FFO per share - Diluted(3)	$2.86	$2.94
Weighted average diluted shares outstanding	204.1	204.1

(1)

Excludes deferred tax expense related to a potential sale of ancillary hotel furniture, fixtures, and equipment that may be sold in a like-kind exchange transaction expected to be recognized in the fourth quarter of 2018 as a result of completing Park’s assessment for the effect of The Tax Cuts and Jobs Act of 2017 and built-in gain tax on assets sold.

(2)	Excludes gain on insurance proceeds in excess of losses incurred.

(3)     Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction expense associated with the potential disposition of hotels or acquisition of a business;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty and impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

NAREIT FFO attributable to stockholders, Adjusted FFO attributable to stockholders NAREIT FFO per share - diluted and Adjusted FFO per share - diluted

NAREIT FFO attributable to stockholders and NAREIT FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes NAREIT FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently. The Company calculates NAREIT FFO per diluted share as NAREIT FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts NAREIT FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction expense associated with the potential disposition of hotels or acquisition of a business;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty losses;
•	Litigation gains and losses outside the ordinary course of business; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Hotels

The Company presents certain data for its consolidated hotels on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its portfolio since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. Of the 46 hotels that are consolidated as of September 30, 2018, 44 hotels have been classified as comparable hotels. Due to the conversion, or planned conversions, of a significant number of rooms at the Hilton Waikoloa Village to HGV timeshare units, and due to the effects of the hurricane at the Caribe Hilton in Puerto Rico and the expected continued effects from business interruption in 2018, the results from these properties were excluded from comparable hotels. The Company’s comparable hotels also exclude the 12 consolidated hotels that were sold in January and February 2018.